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                                                                   EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP


      We consent to the incorporation by reference in this Registration Statement of JTS Corporation on Form S-3/S-8 of our report dated March 1, 1996 (April 8, 1996 as to Note 16) on the consolidated financial statements of Atari Corporation, appearing in Amendment No. 2 to Registration Statement
No. 333-06443 of JTS Corporation on Form S-4 and to the reference to us under the heading "Experts" in this Registration Statement.



DELOITTE & TOUCHE LLP
San Jose, California
July 31, 1996